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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225636

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 4, 2019.
Preliminary Prospectus Supplement to Prospectus dated June 14, 2018.

$200,000,000

Ordinary Shares

        We are offering $200,000,000 of our ordinary shares in this offering. Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol "QURE". uniQure N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. On September 3, 2019, the last reported sale price for our ordinary shares on The Nasdaq Global Select Market was $55.36 per share.

        Investing in our ordinary shares involves a high degree of risk. Please read "Risk Factors" beginning on page S-8 of this prospectus supplement as well as the documents incorporated by reference into this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discount and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)
We have agreed to reimburse the underwriters for certain expenses. See "Underwriting" beginning on page S-28 of this prospectus supplement.

        We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $30,000,000 of our ordinary shares. See "Underwriting" for more information.

        The underwriters expect to deliver the ordinary shares to the purchasers on or about September     , 2019.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	SVB Leerink	Stifel

Co-Lead Managers

Cantor	SunTrust Robinson Humphrey

Co-Manager

H.C. Wainwright & Co.

This date of this prospectus supplement is September     , 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus relate to an offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may offer from time to time various securities, of which this offering of ordinary shares is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

        We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering and we take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

        For investors outside the United States: Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus supplement and the accompany prospectus.

S-ii

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.

        Unless otherwise specified or required by context, references in this prospectus supplement to "uniQure", "Company", "we", "us" and "our" refer to uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands, together with its subsidiaries.

S-iii

 SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are based on our current expectations of future events and many of these statements can be identified using terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," "opportunity" and similar expressions.

        Forward-looking statements are only predictions based on management's current views and assumptions and involve risks and uncertainties, and actual results could differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance include those discussed in this prospectus supplement under the heading "Risk Factors" and elsewhere in this prospectus supplement, as well as other factors which may be identified from time to time in our other filings with the Securities and Exchange Commission, or the SEC, including our most recent Quarterly Report on Form 10-Q filed with the SEC on July 29, 2019, or in the documents where such forward-looking statements appear. You should carefully consider that information before you make an investment decision.

        You should not place undue reliance on these statements, which speak only as of the date that they were made. Our actual results or experience could differ significantly from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018, including in "Part I, Item 1A. Risk Factors," as well as others that we may consider immaterial or do not anticipate at this time. We do not undertake any obligation to release publicly any revisions to these forward-looking statements after the date of this prospectus supplement to reflect later events or circumstances or to reflect the occurrence of unanticipated events. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

        In addition, with respect to all our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our ordinary shares. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading "Risk Factors" in this prospectus supplement and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

        We are a leader in the field of gene therapy, seeking to develop single treatments with potentially curative results for patients suffering from genetic and other devastating diseases. We are advancing a focused pipeline of innovative gene therapies. We have established clinical proof-of-concept in our lead indication, hemophilia B, and achieved preclinical proof-of-concept in Huntington's disease. We believe our validated technology platform and manufacturing capabilities provide us distinct competitive advantages, including the potential to reduce development risk, cost and time to market. We produce our adeno-associated virus, or AAV, based gene therapies in our own facilities with a proprietary, commercial-scale, current good manufacturing practices compliant, manufacturing process. We believe our Lexington, Massachusetts-based facility is one of the world's leading, most versatile, gene therapy manufacturing facilities.

Business Developments

        Below is a summary of our recent significant business developments:

Hemophilia B program (AMT-061)

        Etranacogene dezaparvovec, which we refer to as AMT-061 or EtranaDez, is our lead gene therapy candidate, and includes an AAV5 vector incorporating the Factor IX-Padua variant for the treatment of patients with severe and moderately severe hemophilia B. In September 2019, we achieved our planned enrollment of 56 patients in our Phase III HOPE-B pivotal trial of AMT-061, and we expect that we will over-enroll up to six additional patients before the end of September. AMT-061 has been granted Breakthrough Therapy Designation by the U.S. Food and Drug Administration, or FDA, and access to the PRIME initiative by the European Medicines Agency, or EMA. We expect to receive topline data from the HOPE-B pivotal trial in 2020 and to submit a Biologics License Application, or BLA, to the FDA in 2021.

        In February 2019, we announced the dosing of the first patient in our Phase III HOPE-B hemophilia B pivotal trial. The trial is a multinational, multi-center, open-label, single-arm trial to evaluate the safety and efficacy of AMT-061. After the six-month lead-in period designed to establish a baseline control, patients will receive a single intravenous administration of AMT-061. The primary endpoint of the trial will be based on the Factor IX, or FIX, activity level achieved following the administration of AMT-061, and the secondary endpoints will measure annualized FIX replacement therapy usage, annualized bleed rates and safety. Patients enrolled in the HOPE-B trial will be tested for the presence of pre-existing neutralizing antibodies to AAV5 but will not be excluded from the trial based on their titers.

        In February, May and July 2019, we presented updated data from our Phase IIb dose-confirmation trial of AMT-061. The Phase IIb trial is an open-label, single-dose, single-arm, multi-center trial being conducted in the United States. The objective of the study was to evaluate the safety and tolerability of AMT-061 and confirm the dose for the HOPE-B trial based on FIX activity at six weeks after administration. Three patients with severe hemophilia were enrolled in this trial and received a single intravenous infusion of 2x1013 gc/kg.

        Data from the Phase IIb trial of AMT-061 show that all three patients experienced increasing and sustained FIX levels after a one-time administration of AMT-061. Mean FIX activity was 45% of normal at 36 weeks of follow-up, exceeding threshold FIX levels generally considered sufficient to significantly reduce the risk of bleeding events. Specifically, the first patient achieved FIX activity of 54% of normal, the second patient achieved FIX activity of 30% of normal, and the third patient achieved FIX activity of 51% of normal. Through 36 weeks of follow-up, no patient experienced a material loss of FIX activity, reported any bleeding events or required any infusions of FIX replacement therapy for bleeds. One patient underwent hip surgery due to a pre-existing condition and was treated perioperatively with short-acting factor replacement. This was reported by the investigator as a serious adverse event unrelated to AMT-061.

        In July 2019, we also presented three-and-a-half-year follow-up data related to our first-generation hemophilia B program, AMT-060, which incorporated a wild-type FIX gene. All 10 patients enrolled in the Phase I/II trial continue to show long-term meaningful clinical impact, including sustained increases in FIX activity and improvements in their disease state as measured by reduced usage of FIX replacement therapy and decreased bleeding frequency. At up to 3.5 years of follow-up, AMT-060 continues to be safe and well-tolerated, with no new serious adverse events and no development of inhibitors since the last reported data.

        All five patients in the second dose cohort of 2x1013 gc/kg continue to be free of routine FIX replacement therapy at up to three years after treatment. During the last 12 months of observation, the mean annualized bleeding rate was 0.7 bleeds, representing an 83% reduction compared with the year prior to treatment. During this same period, the usage of FIX replacement therapy declined 96% compared with the year prior to treatment. Steady state mean yearly FIX activity at three years was 7.9%, compared with 7.1% in the first year and 8.4% in the second year.

Huntington's disease program (AMT-130)

        AMT-130 is our gene therapy candidate targeting Huntington's disease and utilizes an AAV vector carrying a microRNA, or miRNA, specifically designed to silence the huntingtin gene. AMT-130 has received Orphan Drug Designation from the FDA and Orphan Medicinal Product Designation from the EMA.

        In January 2019, our Investigational New Drug, or IND, application for AMT-130 was cleared by the FDA, thereby enabling us to initiate our planned Phase I/II clinical trial. The Phase I/II trial is expected to be a randomized, double-arm, blinded, imitation surgery-controlled trial conducted at three surgical sites in the United States, and at least two non-surgical sites. The primary objective of the trial is to evaluate the safety, tolerability and efficacy of AMT-130 at two doses. We expect to initiate dosing in our planned Phase I/II clinical trial before the end of 2019, with preliminary biomarker data on initial patients expected in 2020.

        Also in January 2019, the U.S. Patent and Trademark Office issued U.S. Patent 10,174,321 and in May 2019 the European Patent Office issued EP 3237618, both with granted claims that cover the RNA constructs specifically designed to target exon1 and the embedding of these Huntington's disease RNA sequences into the miR451 scaffold, which we exclusively license from Cold Spring Harbor Laboratory. The claims also cover certain expression cassettes comprising the RNA constructs and the use of gene therapy vectors including AAV vectors encompassing the described expression cassettes.

        In February 2019, we presented new preclinical data at the 14th Annual CHDI Huntington's disease Therapeutics Conference that illustrate the therapeutic potential of AMT-130 in restoring function of damaged brain cells in Huntington's disease and providing a safe and sustained reduction of mutant huntingtin protein.

        In April 2019, we announced that the FDA had granted Fast Track Designation for AMT-130.

Hemophilia A program (AMT-180)

        In May 2019, we presented preclinical proof-of-concept data at the American Society of Gene and Cell Therapy, or ASGCT, Annual Meeting, demonstrating that our gene therapy candidate AMT-180 for hemophilia A induced clinically relevant thrombin activation, and up to 29% of Factor VIII-independent activity, in FVIII-depleted human plasma. The studies further demonstrated that a single intravenous administration of AMT-180 resulted in sustained, dose-dependent hemostatic effect as measured by one-stage clotting assay, and that AMT-180 shows activation kinetics similar to native FIX and is not hyperactive. A pilot study in non-human primates demonstrated that administration of AMT-180 resulted in sufficient FIX protein expression that translates to clinically relevant Factor VIII-independent activity in humans. No elevation of coagulation activation markers or signs of thrombi formation were observed. We expect to submit an IND to the FDA for AMT-180 in 2020.

Spinocerebellar ataxia type 3 program (AMT-150)

        At the 2019 American Academy of Neurology Annual Meeting, we presented preclinical data on AMT-150 for the treatment of spinocerebellar ataxia type 3, or SCA3. The data featured at the conference demonstrated mechanistic proof-of-concept of the non-allele-specific ataxin-3 protein-silencing approach by using artificial miRNA candidates engineered to target the ataxin-3 gene in a SCA3 knock-in mouse model. The proof-of-concept study demonstrated that a single AMT-150 injection in the cerebrospinal fluid resulted in strong AAV transduction and significant mutant ataxin-3 lowering at the primary sites of disease neuropathology, the cerebellum (up to 53%) and the brainstem (up to 65%). We expect to initiate an IND-enabling study of AMT-150 for the treatment of SCA3 in 2019.

Amyotrophic lateral sclerosis (ALS) and frontotemporal dementia (FTD) programs (AMT-160)

        In February 2019, we published results from preclinical studies showing the potential for significant silencing, or knockdown, of the mutated gene most commonly known to lead to onset of amyotrophic lateral sclerosis and frontotemporal dementia, two devastating neurodegenerative diseases. The proof-of-concept studies utilized our proprietary, next-generation gene-silencing platform miQURE™.

Fabry program (AMT-190)

        We also presented at the ASGCT conference preclinical data on AMT-190, our novel AAV5 gene therapy candidate for Fabry disease that comprises a recombinant AAV5 vector incorporating a proprietary, exclusively licensed, modified NAGA (ModNAGA) variant. AMT-190 provides expression of ModNAGA, which shows a high structural resemblance to á-gal. We believe that this approach may have several advantages over á-gal therapies, including higher stability in blood, better biodistribution in the target organs, secondary toxic metabolite reduction and improved cross-correction of neighboring cells. ModNAGA might also be effective in the presence of á-gal antibodies. Data from in vitro and in vivo studies show that AMT-190 has the potential to become a one-time treatment option that could be an improvement upon the enzyme replacement standard of care with more efficient uptake in the kidney and heart and an improved immunogenicity profile.

        We anticipate targeting one new IND submission for our additional product candidates each year.

BMS collaboration

        In May 2015, we entered into a collaboration and license agreement and various related agreements with Bristol-Myers Squibb Company, or BMS, that provided BMS with exclusive access to our gene therapy technology platform for the research, development and commercialization of therapeutics aimed at multiple targets in cardiovascular and other diseases. The collaboration agreement provides that we may collaborate on up to ten collaboration targets in total. BMS has currently designated four collaboration targets. We agreed to certain restrictions on our ability to work independently of the collaboration, either directly or indirectly through any affiliate or third party, on certain programs that would be competitive with the collaboration programs. For any collaboration targets that are advanced to clinical development, we would be responsible for manufacturing of clinical and commercial supplies. BMS has been reimbursing us for our research and development costs in support of the collaboration during the initial research term and would lead development, regulatory and commercial activities for any collaboration targets that may be advanced.

        During the initial four-year research term, we supported BMS in discovery, non-clinical, analytical and process development efforts in respect of the designated collaboration targets. In February 2019, BMS requested a one-year extension of the research term. In April 2019, following an assessment of the progress of this collaboration and our expanding proprietary programs, we notified BMS that we did not intend to agree to an extension of the research term, but rather we preferred to restructure the collaboration to reduce or eliminate certain of our obligations under it. Accordingly, the research term under the collaboration terminated on May 21, 2019, and we are currently in discussions with BMS potentially to restructure the collaboration and license agreement and other related agreements following the expiration of the research term. Although such discussions are ongoing and may not result in any amendment to these arrangements, we believe that the final resolution of these discussions may result in material changes to our collaboration with BMS. See "Risk Factors—Our ongoing discussions with BMS to restructure the terms of our collaboration may not be successful, or may result in material changes to these arrangements, including less advantageous economic or other terms for us".

Our Patent Portfolio Related to Development Programs

Hemophilia B program (AMT-061)

        We own a patent family, including patents and patent applications, directed to the use of the Padua mutation in human Factor IX, or hFIX, for gene therapy in AMT-061. A patent cooperation treaty application was filed on September 15, 2009, and patents have been issued in the United States, Europe, and Canada. Further applications are pending in the United States, Europe, and Hong Kong. The issued patents include claims directed to FIX protein with a leucine at the R338 position of the protein sequence, nucleic acid sequences coding for this protein, and therapeutic applications, including gene therapy. The standard 20-year patent term of patents in this family will expire in 2029.

        On June 13, 2018, we were granted European Patent 2337849 directed to a FIX polypeptide protein. The opposition period with respect to such patent expired on March 13, 2019, by which time five parties had filed an opposition. On July 25, 2019, we submitted responses to such oppositions with the European Patent Office, or EPO, and expect that oral proceeding with respect to such oppositions will take place in the first half of 2020. In addition, on May 15, 2019, a divisional European patent application in the FIX-Padua family, EP 3252157, was refused. We intend to file a notice of appeal and a subsequent grounds of appeal with respect to such refusal in the third and fourth quarters of 2019, respectively. We are also currently pursuing a European divisional patent application that was filed on May 14, 2019.

        On July 31, 2019 we received a notice of allowance from the U.S. Patent and Trademark Office for U.S. application number 15/989,665, a third U.S. family member in the FIX-Padua patent family. The claims as allowed cover any AAV comprising a nucleic acid encoding a FIX-Padua protein, and promoter sequences, transcription termination and control elements. The claims also cover FIX-Padua variants with at least 70% sequence identity to FIX-R338L.

Huntington's disease program (AMT-130)

        We own a patent family directed to gene therapy treatment of Huntington's disease within AMT-130. This family includes an issued patent in the United States and pending patent applications in the United States, Europe and other jurisdictions. The standard 20-year term of patents in this family will expire in 2035.

Hemophilia A program (AMT-180) and spinocerebellar ataxia type 3 program (AMT-150)

        We own a patent family directed to AAV-based gene therapies for treatment of hemophilia A and SCA3. This family includes a provisional application in the United States, which was filed in 2018. The standard 20-year term of patents in these families, if filed and issued, will expire in 2039.

Corporate Information

        uniQure was incorporated on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Our business was founded in 1998 and was initially operated through our predecessor company, Amsterdam Molecular Therapeutics (AMT) Holding N.V, or AMT. In 2012, AMT undertook a corporate reorganization, pursuant to which uniQure B.V. acquired the entire business and assets of AMT and completed a share-for-share exchange with the shareholders of AMT. Effective February 10, 2014, in connection with our initial public offering, we converted into a public company with limited liability (naamloze vennootschap) and changed our legal name from uniQure B.V. to uniQure N.V.

        Our Company is registered in the trade register of the Chamber of Commerce (Kamer van Koophandel) in Amsterdam, the Netherlands under number 54385229. Our headquarters are in Amsterdam, the Netherlands, and our registered office is located at Paasheuvelweg 25a, Amsterdam 1105 BP, the Netherlands and our telephone number is +31 20 240 6000.

        Our website address is www.uniqure.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement, the accompanying prospectus or any of the documents incorporated by reference herein or therein.

 THE OFFERING

Ordinary shares offered by us	$200,000,000 of ordinary shares.
Option to purchase additional ordinary shares

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional $30,000,000 of ordinary shares at the public offering price less the underwriting discounts and commissions.

Ordinary shares to be outstanding immediately after this offering

41,452,550 ordinary shares (41,994,458 ordinary shares assuming the underwriters exercise in full their option to purchase additional shares), based on the assumed public offering price of $55.36, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019.

Use of proceeds

We estimate that the net proceeds to us from this offering, based on the assumed public offering price of $55.36, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $187.6 million, or $215.8 million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds from this offering to complete the clinical development of AMT-061, to fund the continued clinical development of AMT-130, including our planned Phase I/II clinical trial, to fund further development of our other pipeline candidates and for working capital and general corporate purposes. See "Use of Proceeds".

Risk factors

An investment in our ordinary shares involves a high degree of risk. See the information contained in or incorporated by reference under "Risk Factors" on page S-8 of this prospectus supplement, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and under similar headings in the other documents that are incorporated by reference herein and therein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Market for the ordinary shares	Our ordinary shares are quoted and traded on The Nasdaq Global Select Market under the symbol "QURE."

        The number of ordinary shares expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement are based on 37,839,833 ordinary shares outstanding as of June 30, 2019, and excludes:

  •
  2,957,756 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2019 at a weighted average exercise price of $19.11 per ordinary share;

  •
  356,392 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2019;

  •
  486,467 ordinary shares issuable upon the vesting of performance stock units outstanding as of June 30, 2019;

  •
  3,056,637 ordinary shares reserved for issuance under our 2014 Amended and Restated Share Option Plan, or the 2014 Plan as of June 30, 2019; and

  •
  142,539 ordinary shares reserved for issuance under our Employee Share Purchase Plan, or the ESPP, as of June 30, 2019.

        Except as otherwise indicated, we have presented the information in this prospectus supplement assuming:

  •
  no exercise by the underwriters in this offering of their option to purchase additional ordinary shares; and

  •
  no exercise or settlement of outstanding equity awards described above.

RISK FACTORS

        Investing in our ordinary shares involves a high degree of risk. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed below and those contained in the section entitled "Risk Factors" contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as filed with the Securities and Exchange Commission, or SEC, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Please also read carefully the section entitled "Special Cautionary Note Regarding Forward-Looking Statements."

         Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our ordinary shares to decline.

         You will experience immediate and substantial dilution in the book value per ordinary share you purchase in this offering and may experience further dilution in the future.

        The public offering price of the ordinary shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per ordinary share. Therefore, you will incur immediate and substantial dilution in the net tangible book value per ordinary share from the assumed public offering price per ordinary share of $55.36, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019. See the section titled "Dilution" on page S-15 below for a more detailed discussion of the dilution investors in this offering will incur if they purchase ordinary shares in this offering.

         You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the prices per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the prices per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the prices per ordinary share paid by investors in this offering.

         Sales of a substantial number of our ordinary shares by our existing shareholders in the public market could cause our stock price to fall.

        If our existing shareholders sell, or indicate an intention to sell, substantial numbers of our ordinary shares in the public market, the trading price of our ordinary shares could decline. In addition a substantial number of ordinary shares are subject to outstanding equity awards that are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.

        We, the members of our Board, our senior management team and certain of our existing shareholders have agreed that, subject to certain exceptions, during the period ending 90 days after the date of this prospectus supplement, they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any of our ordinary shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our ordinary shares, whether any of these transactions are to be settled by delivery of our ordinary shares or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Goldman Sachs & Co. LLC and SVB Leerink LLC, who may release any of the securities subject to these lock-up agreements at any time without notice. These restrictions are subject to certain exceptions, including, among others, to sales made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act, existing as of the date of this prospectus supplement, which sales may include up to 55,000 ordinary shares, in aggregate, by certain of our executive officers, including our chief executive officer, subject to certain price and volume-based limitations. Furthermore, each of our executive officers and directors is permitted to sell up to 4,900 ordinary shares in order to cover tax liabilities resulting from the vesting of restricted stock units during the 90-day restricted period. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the caption "Underwriting."

         We have in the past qualified, and may in the future qualify, as a passive foreign investment company, which may result in adverse U.S. federal income tax consequence to U.S. holders.

        Based on our average value of our gross assets, our cash and cash equivalents as well as the price of our ordinary shares, we believe we qualified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for 2016 but not for 2017 or 2018. As of the date of this prospectus supplement we expect that we will not qualify as a PFIC in 2019. A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which at least 75% of its gross income is passive income or on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held to produce passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions. Our status as a PFIC in any taxable year will depend on our assets and activities in that particular year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not qualify as a PFIC in future taxable years. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate, and may fluctuate considerably given that market prices of biotechnology companies have been especially volatile. If we were considered a PFIC for the current taxable year or any future taxable year during which a U.S. holder holds ordinary shares, certain adverse U.S. federal income tax consequences may apply to U.S. holders and a U.S. holder would be required to file annual information returns for such year, whether the U.S. holder disposed of any ordinary shares or received any distributions in respect of ordinary shares during such year. As discussed under "Material Dutch and U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations", a U.S. holder may be able to make certain tax elections that would lessen the adverse impact of PFIC status; however, in order to make such elections the U.S. holder will usually have to have been provided information about the company by us, and we do not intend to provide such information.

        The U.S. federal income tax rules relating to PFICs are complex. U.S. holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of our ordinary shares, the possible implications to them of our being treated as a PFIC (including the availability of applicable elections, and whether making any such election would be advisable in their particular circumstances) as well as the U.S. federal, state, local and foreign tax considerations applicable to such holders in connection with the purchase, ownership and disposition of our ordinary shares.

         Our ongoing discussions with BMS to restructure the terms of our collaboration may not be successful, or may result in material changes to these arrangements.

        The research term of our collaboration and license agreement with BMS expired in May 2019, and we are currently in discussions with BMS potentially to restructure that agreement and the other related agreements to eliminate, reduce or alter our obligations under the collaboration. Our discussions are ongoing and may or may not result in any restructuring or changes to our collaboration. If a restructuring of our collaboration with BMS were to be concluded, we expect it would result in a termination or amendment of existing agreements, or the execution of new agreements that collectively could include changes in the number of future collaboration targets that may be designated by BMS, the exclusivity provisions related to collaboration targets, our obligations to provide manufacturing services for collaboration targets, as well as changes in or the elimination of our economic rights on collaboration targets, milestone payments, and BMS's warrants to purchase shares in our company, among other potential matters. Any such restructuring, if concluded, may include additional or different provisions from those described above, and may include economic or other terms that are less advantageous for us.

        Because the outcome of these discussions is unknown, we have not taken into account the impact of such restructuring, if any, on the timing of recognizing prepaid license revenue, or any other potential financial metrics, in our consolidated financial statements. We will account for any potential changes if and when the agreements are restructured

 USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering, based on the assumed offering price of $55.36, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $187.6 million, or $215.8 million if the underwriters exercise their option to purchase additional ordinary shares from us in full.

        We intend to use the net proceeds we receive from this offering, together with our existing cash and cash equivalents, as follows:

  •
  to complete the clinical development of AMT-061 in hemophilia B, and to begin preparations for commercial launch, assuming marketing approval is granted;

  •
  to fund the continued clinical development of AMT-130 in Huntington's disease, including completing our planned Phase I/II clinical trial of AMT-130;

  •
  to fund the further development of our other preclinical product candidates focused on rare and orphan diseases; and

  •
  for general corporate and working capital purposes.

        Based on our current plans, we believe our cash and cash equivalents, together with the net proceeds from this offering and excluding net proceeds from any exercise of the underwriters' option to purchase additional ordinary shares, will be sufficient to fund our operations into 2022. Our cash requirements, if any, beyond that time will depend on the timing of expenditures in connection with the planned commercial launch of AMT-061, assuming marketing approval is granted, as well as the timing and amount of any revenues following commercial launch.

        These expected uses of the net proceeds from this offering represent our intentions based upon our present plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs.

        Pending the use of the net proceeds from this offering, we intend to hold the net proceeds as cash.

        A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) the net proceeds to us by approximately $3.4 million, assuming that the number of ordinary shares offered by us (based on the assumed public offering price of $55.36 per ordinary share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019) remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of ordinary shares we are offering. An increase (decrease) of 1,000,000 ordinary shares in the number of ordinary shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $52.0 million, assuming that the assumed public offering price of $55.36 per ordinary share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

DIVIDEND POLICY

        We have never declared or paid any dividends on our ordinary shares, and we currently do not plan to declare dividends on our ordinary shares in the foreseeable future. Under Dutch law, we may only pay dividends if our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association. In addition, our Second Amended and Restated Loan and Security Agreement with Hercules Technology

Growth Capital, Inc., as amended, contains, and any other loan facilities that we may enter into may contain, restrictions on our ability, or that of our subsidiaries, to pay dividends. Subject to such restrictions, a proposal for the payment of cash dividends in the future, if any, will be at the discretion of our board of directors, and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition and any other factors deemed relevant by our board of directors.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issue and sale of 3,612,717 ordinary shares by us in this offering at the assumed public offering price of $55.36, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019, for aggregate net proceeds of $187.6 million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2019
	Actual	As Adjusted
	($ in thousands, except share and per share data)
Cash and cash equivalents	$184,095	$371,715

Total debt:
Long-term debt(1)	35,784	35,784
Total debt	35,784	35,784

Shareholders' equity:
Ordinary shares	2,327	2,525
Additional paid-in-capital	732,924	920,346
Accumulated other comprehensive income	(8,518)	(8,518)
Accumulated deficit	(594,677)	(594,677)

Total shareholders' equity	132,056	319,676

Total capitalization	$167,840	$355,460

(1)
Reflects the amortized cost of our loan facility with Hercules as of June 30, 2019.

        The table above excludes:

  •
  2,957,756 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2019 at a weighted average exercise price of $19.11 per ordinary share;

  •
  356,392 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2019;

  •
  486,467 ordinary shares issuable upon the vesting of performance stock units outstanding as of June 30, 2019;

  •
  3,056,637 ordinary shares reserved for issuance under our 2014 Plan as of June 30, 2019; and

  •
  142,539 ordinary shares reserved for issuance under our ESPP as of June 30, 2019.

        In addition, the amounts in the table above assume no exercise by the underwriters of their option to purchase additional ordinary shares.

        A $1.00 increase (decrease) in the assumed public offering price would increase (decrease) the as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total shareholders' equity and total capitalization by approximately $3.4 million, assuming that the number of ordinary shares offered by us (based on the assumed public offering price of $55.36 per ordinary share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019) remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of ordinary shares we are offering. An increase (decrease) of 1,000,000 ordinary shares in the number of ordinary shares offered by us would increase (decrease) the as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total shareholders' equity and total capitalization by approximately $52.0 million, assuming that the assumed public offering price of $55.36 per ordinary share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

 DILUTION

        If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per ordinary share and the as adjusted net tangible book value per ordinary share after giving effect to this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of our outstanding ordinary shares. Our net tangible book value as of June 30, 2019, was approximately $98.5 million, or $2.60 per ordinary share.

        After giving effect to the sale by us of 3,612,717 ordinary shares in this offering at the assumed public offering price of $55.36 per ordinary share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2019 would have been approximately $310.4 million, or $7.49 per ordinary share. This represents an immediate increase in the net tangible book value of $4.89 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $47.87 per ordinary share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per ordinary share		$55.36
Net tangible book value per ordinary share as of June 30, 2019	$2.60
Increase per share attributable to new investors	$4.89
As adjusted net tangible book value per ordinary share as of June 30, 2019 after giving effect to this offering		$7.49

Dilution per ordinary share to new investors purchasing ordinary shares in this offering		$47.87

        If the underwriters exercise their option to purchase additional ordinary shares in full at the assumed public offering price, the as adjusted net tangible book value after this offering would be approximately $338.6 million, or $8.06 per ordinary share, representing an increase in net tangible book value per ordinary share to existing shareholders of approximately $5.46 per ordinary share, and the dilution to new investors in this offering would be approximately $47.30 per ordinary share.

        A $1.00 increase in the assumed public offering price of $55.36 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019, would increase the as adjusted net tangible book value by approximately $3.4 million, or approximately $0.08 per ordinary share, and increase the dilution per ordinary share to new investors by approximately $0.92 per ordinary share, assuming that the number of ordinary shares offered by us remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $55.36 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Global Select Market on September 3, 2019, would decrease the as adjusted net tangible book value by approximately $3.4 million, or approximately $0.08 per ordinary share, and decrease the dilution per ordinary share to new investors by approximately $0.92 per ordinary share, assuming that the number of ordinary shares offered by us remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 1,000,000 ordinary shares in the number of ordinary shares offered by us would increase the as adjusted net tangible book value by approximately $52.0 million, or $1.05 per ordinary share, and would decrease the dilution per ordinary share to new investors by $1.05 per ordinary share, assuming that the assumed public offering price of $55.36 per ordinary share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 1,000,000 ordinary shares in the number of ordinary shares offered by us would decrease the as adjusted net tangible book value by approximately $52.0 million, or $1.10 per ordinary share, and would increase the dilution per ordinary share to new investors by $1.10 per ordinary share, assuming that the assumed public offering price of $55.36 per ordinary share remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as-adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

        The above discussion and table are based on 37,839,833 ordinary shares outstanding as of June 30, 2019, and excludes:

  •
  2,957,756 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2019 at a weighted average exercise price of $19.11 per ordinary share;

  •
  356,392 ordinary shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2019;

  •
  486,467 ordinary shares issuable upon the vesting of performance stock units outstanding as of June 30, 2019;

  •
  3,056,637 ordinary shares reserved for issuance under our 2014 Plan as of June 30, 2019; and

  •
  142,539 ordinary shares reserved for issuance under our ESPP as of June 30, 2019.

        To the extent that equity awards outstanding as of June 30, 2019, have been or are exercised or settled, or other ordinary shares are issued, investors purchasing ordinary shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MATERIAL DUTCH AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Material Dutch Tax Considerations

        This summary solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of our ordinary shares. It does not purport to describe all the tax considerations that may be relevant to a particular holder of our ordinary shares (a "Shareholder"). Shareholders are advised to consult their own tax counsel with respect to the tax consequences of acquiring, holding and/or disposing of our ordinary shares. Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law.

        This summary does not address the tax consequences of:

  •
  A Shareholder who is an individual, either resident or non-resident in the Netherlands, and who has a (deemed) substantial interest ((fictief) aanmerkelijk belang) in us within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, if a person holds an interest in us, such interest forms part of a (deemed) substantial interest in us, if any or more of the following circumstances is present:

  1.
  If a Shareholder, either alone or, together with such Shareholder's partner (a statutorily defined term) owns or is deemed to own, directly or indirectly, either a number of shares in us representing five percent or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or rights to acquire, directly or indirectly, shares, whether or not already issued, representing five percent or more of our total issued and outstanding capital (or the issued and outstanding capital of any class of our shares), or profit participating certificates (winstbewijzen), relating to five percent or more of our annual profit or to five percent of our liquidation proceeds.

  2.
  If the shares, profit participating certificates or rights to acquire shares in us are held or deemed to be held following the application of a non-recognition provision.

  3.
  If the partner of a Shareholder, or one of certain relatives of the Shareholder or of this partner has a substantial interest (as described under 1. and 2. above) in us.

  •
  A Shareholder receiving income or realizing capital gains in their capacity as future, present or past employee (werknemer) or member of a management board (bestuurder), or supervisory director (commissaris); the income from which is taxable in the Netherlands.

  •
  Pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

  •
  A Shareholder who is an individual and who is a qualifying non-resident taxpayer within the meaning of article 7.8, paragraph 6, of the Dutch Income Tax Act 2001.

        For purposes of Dutch personal income tax and Dutch corporate income tax, ordinary shares legally owned by a third party, such as a trustee, foundation or similar entity or arrangement, may under certain circumstances have to be allocated to the (deemed) settler, grantor or similar organizer (the "Settlor"), or, upon the death of the Settlor, such Settlor's beneficiaries in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement.

        This summary is based on the tax laws and principles (unpublished case law not included) in the Netherlands as in effect on the date of this prospectus supplement, which are subject to changes that could prospectively or retroactively affect the stated tax consequences. Where in this summary the terms "the Netherlands" and "Dutch" are used, these refer solely to the European part of the Kingdom of the Netherlands.

Dividend Withholding Tax

  General

        We are generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by us: the dividend withholding tax is for account of the Shareholder. The concept dividends "distributed by us" as used in this section includes, but is not limited to:

  •
  distributions of profits in cash or in kind, deemed and constructive distributions, and repayments of paid-in capital which are not recognized for Dutch dividend withholding tax purposes;

  •
  liquidation proceeds, or proceeds from the repurchase or redemption of ordinary shares by us or one of our subsidiaries or other affiliated entities in excess of the average paid-in capital of those shares recognized for Dutch dividend withholding tax purposes;

  •
  the par value of our ordinary shares issued to a Shareholder or an increase of the par value of our ordinary shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

  •
  partial repayment of paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make such repayment and (b) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment to our articles of association.

  Remittance to the Dutch tax authorities

        In general, we will be required to remit all amounts withheld as Dutch dividend withholding tax to the Dutch tax authorities. However, under certain circumstances, we are allowed to reduce the amount to be remitted to the Dutch tax authorities by the lesser of:

  •
  3% of the portion of the distribution paid by us that is subject to Dutch dividend withholding tax; and

  •
  3% of the dividends and profit distributions, before deduction of foreign withholding taxes, received by us from qualifying foreign subsidiaries in the current calendar year (up to the date of the distribution by us) and the two preceding calendar years, as far as such dividends and profit distributions have not yet been taken into account for purposes of establishing the above mentioned reduction.

        Although this reduction reduces the amount of Dutch dividend withholding tax that we are required to remit to the Dutch tax authorities, it does not reduce the amount of tax that we are required to withhold on dividends distributed.

  Residents of the Netherlands

        A Shareholder which is resident or deemed resident in the Netherlands for Dutch tax purposes is generally entitled to a full credit of any Dutch dividend withholding tax against the Dutch (corporate) income tax liability of such Shareholder, and is generally entitled to a refund in the form of a negative assessment of Dutch (corporate) income tax, insofar such Dutch dividend withholding tax, together with any other creditable domestic and/or foreign taxes, exceeds such Shareholder's aggregate Dutch income tax or Dutch corporate income tax liability.

        If and to the extent that such a corporate Shareholder is eligible for the application of the participation exemption (deelnemingsvrijstelling) with respect to the ordinary shares and the participation (deelneming) forms part of the assets of the business enterprise of a Shareholder in the Netherlands, dividends distributed by us are in principle exempt from Dutch dividend withholding tax.

        Pursuant to domestic anti-dividend stripping rules, no exemption from Dutch dividend withholding tax, credit against Dutch (corporate) income tax, refund or reduction of Dutch dividend withholding tax shall apply if the recipient of the dividend distributed by us is not considered to be the beneficial owner (uiteindelijk gerechtigde) as meant in these rules, of such dividends.

  Non-residents of the Netherlands (including but not limited to U.S. Shareholders)

        A non-resident Shareholder, which is resident in the non-European part of the Kingdom of the Netherlands or in a country that has concluded a tax treaty with the Netherlands, may be eligible for a full or partial relief or refund from Dutch dividend withholding tax, provided that (i) such relief or refund is timely and duly claimed, and (ii) the entitlement to such relief or refund is not restricted pursuant to a provision for the prevention of fraud or abuse included in such tax treaty.

        In addition, pursuant to domestic law, a non-resident Shareholder that is not an individual, is entitled to an exemption from Dutch dividend withholding tax, provided that each of the following tests are satisfied:

  1.
  the non-resident Shareholder is, according to the tax law of:

  a.
  a Member State of the European Union, or another state designated by a ministerial decree that is a party to the Agreement regarding the European Economic Area, resident there and it is not transparent for tax purposes according to the tax law of such state; or

  b.
  a state not being a Member State of the European Union or another state designated by a ministerial decree, that is a party to the Agreement regarding the European Economic Area (a "Third State") that has concluded a tax treaty with the Netherlands containing a provision for dividends, resident there and it is not transparent for tax purposes according to the tax law of such state; and

  2.
  the non-resident Shareholder has an interest in us for which the participation exemption as referred to in article 13 Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969, or CITA) or the participation credit under article 13aa CITA would apply if the Shareholder would be a resident in the Netherlands; and

  3.
  the non-resident Shareholder is, according to a tax treaty concluded by its state of residence with another state, not considered resident in a Third State that has not concluded a tax treaty with the Netherlands containing a provision for dividends; and

  4.
  the non-resident Shareholder does not carry out duties or activities comparable to an investment institution as described in article 6a or article 28 CITA respectively; and

  5.
  the non-resident Shareholder does not hold the interest as mentioned under 2 here above with (one of) the main purpose(s) of the evasion of Dutch dividend withholding tax in the hands of another person and there is not an artificial arrangement or transaction or series thereof in place whereby: (i) an arrangement or transaction may consist of several steps or components; (ii) an arrangement or transaction or series thereof is regarded artificial to the extent it is not put in place for valid commercial reasons which reflect economic reality.

        A non-resident Shareholder which is resident in a Member State of the European Union with which the Netherlands has concluded a tax treaty that provides for a reduction of Dutch tax on dividends based on the ownership of the number of voting rights, the test mentioned under 2 here above is also satisfied if the non-resident Shareholder owns voting rights in us for which the participation exemption as referred to in article 13 CITA or a tax credit under article 13aa CITA would apply if the shareholder would be a resident in the Netherlands.

        Pursuant to domestic anti-dividend stripping rules, no exemption from Dutch dividend withholding tax, refund or reduction of Dutch dividend withholding tax shall apply if the recipient of the dividend paid by us is not considered the beneficial owner (uiteindelijk gerechtigde) as meant in these rules, of such dividends. The Dutch tax authorities have taken the position that this beneficial ownership test can also be applied to deny relief from Dutch dividend withholding tax under tax treaties and the Tax Arrangement for the Kingdom (Belastingregeling voor het Koninkrijk).

        A non-resident Shareholder which is subject to Dutch income tax or Dutch corporate income tax in respect of any benefits derived or deemed to be derived from our ordinary shares, including any capital gain realized on the disposal thereof, can generally credit the Dutch dividend withholding tax against its Dutch income tax or its Dutch corporate income tax liability, as applicable, and is generally entitled to a refund pursuant to a negative tax assessment if and to the extent the Dutch dividend withholding tax, together with any other creditable domestic and/or foreign taxes, exceeds its aggregate Dutch income tax or its aggregate Dutch corporate income tax liability, respectively.

Taxes on Income and Capital Gains

Residents of the Netherlands

  Individuals

        A Shareholder, who is an individual resident or deemed to be resident in the Netherlands for Dutch income tax purposes will be subject to Dutch personal income tax at the progressive rates (up to a maximum rate of 51.75% (2019)) under the Dutch Income Tax Act 2001 on the income derived from the ordinary shares and gains realized on the disposal thereof if:

  •
  such Shareholder derives any benefits from the ordinary shares, which are attributable to an enterprise of such Shareholder, whether as an entrepreneur or pursuant to a co-entitlement to the net worth (medegerechtigd tot het vermogen) of an enterprise other than as a shareholder or an entrepreneur; or

  •
  such income or gain is taxable in the hands of such Shareholder as benefits from miscellaneous activities (resultaat uit overige werkzaamheden), including but not limited to activities with respect to the ordinary shares that are beyond the scope of regular active portfolio management activities (normaal, actief vermogensbeheer).

        If neither of the two abovementioned conditions apply, the individual Shareholder will be taxed under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized, the annual taxable benefit of all the assets and allowable liabilities of a Shareholder who is taxed under this regime, including the ordinary shares, is set at a deemed return on the fair market value of the assets reduced by the allowable liabilities on January 1 of each year.

        Depending on the aggregate amount of the fair market value of the assets reduced by the allowable liabilities, the deemed return ranges from 1.935% up to 5.60% (2019). This deemed return is subject to income tax at a flat rate of 30%. Taxation only occurs if and to the extent the fair market value of the assets reduced by the allowable liabilities exceeds a threshold (heffingvrij vermogen) of €30,360 (2019). The deemed return will be adjusted annually based on historic market yields.

  Corporate entities

        Generally, a Shareholder that is a corporation, another entity with a capital divided into shares, a cooperative (association), or another legal entity that has an enterprise to which the ordinary shares are attributable, that is resident or deemed to be resident in the Netherlands for Dutch corporate income tax purposes will be subject to Dutch corporate income tax, levied at a rate of 25% (19% over profits up to €200,000) over income derived from the ordinary shares and gains realized upon the acquisition, redemption and disposal of ordinary shares (rates and brackets for 2019).

        If and to the extent that such Shareholder is eligible for the application of the participation exemption with respect to income derived from the ordinary shares, any gains and losses (with the exception of liquidation losses under strict conditions) realized on the ordinary shares are exempt from Dutch corporate income tax.

Non-residents of the Netherlands (including but not limited to U.S. Shareholders)

  Individuals

        A Shareholder, who is an individual not resident or deemed to be resident in the Netherlands for Dutch income tax purposes will not be subject to any Dutch taxes on income or capital gains in respect of dividends distributed by us or in respect of any gain realized on the disposal or deemed disposal of ordinary shares (other than dividend withholding tax as described above), except if:

  •
  such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ordinary shares are attributable; or

  •
  such income or gain is taxable in the hands of such Shareholder as benefits from miscellaneous activities in the Netherlands, including but not limited to activities with respect to the ordinary shares that are beyond the scope of regular active portfolio management activities.

        If one of the two abovementioned conditions apply, the income or gains in respect of dividends distributed by us or in respect of any capital gain realized on the disposal or deemed disposal of ordinary shares will in general be subject to Dutch personal income tax at the progressive rates up to 51.75% (2019).

  Corporate entities

        A Shareholder, that is not an individual, and is not resident or deemed to be resident in the Netherlands for Dutch corporate income tax purposes, will not be subject to any Dutch taxes on income or capital gains in respect of dividends distributed by us, or in respect of any gain realized, on the disposal or deemed disposal of ordinary shares (other than dividend withholding tax as described above), except if:

  1.
  such Shareholder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, to which the ordinary shares are attributable; or

  2.
  such Shareholder has a substantial interest or a deemed substantial interest in us, which interest is held with (one of) the main purpose(s) of the evasion of income tax in the hands of another person and there is an artificial arrangement or transaction or series thereof whereby: (i) an arrangement or transaction may consist of several steps or components; (ii) an arrangement or transaction or series thereof is regarded artificial to the extent it is not put in place for valid commercial reasons which reflect economic reality; or

  3.
  such Shareholder is an entity resident of Aruba, Curaçao or Saint Martin with a permanent establishment or permanent representative in Bonaire, Saint Eustatius or Saba to which such income or gain is attributable, and the permanent establishment or permanent representative would be deemed to be resident of the Netherlands for Dutch corporate income tax purposes (i) had the permanent establishment been a corporate entity (lichaam), or (ii) had the activities of the permanent representative been conducted by a corporate entity, respectively.

        A Shareholder as mentioned under 1 here above is not subject to Dutch corporate income tax for income and capital gains derived, if the ordinary shares are attributable to the permanent establishment in the Netherlands and the participation exemption as referred to in article 13 CITA applies to those ordinary shares.

        If one of the abovementioned conditions applies, income derived from the ordinary shares and gains realized on ordinary shares will, in general, be subject to Dutch corporate income tax levied at a rate of 25% (19% over profits up to €200,000) (rates and brackets for 2019).

Gift or Inheritance Taxes

        No Dutch gift or Dutch inheritance tax is due in respect of any gift, in form or in substance, of the ordinary shares by, or inheritance of the shares on the death of a Shareholder except if:

  •
  at the time of the gift or death of the Shareholder, the Shareholder is resident, or deemed to be resident, in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, as applicable; or

  •
  in the case of a gift of ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands (i) such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or (ii) the gift of ordinary shares is made under a condition precedent (opschortende voorwaarde) and the Shareholder is resident, or is deemed to be resident in the Netherlands at the time the condition is fulfilled.

        For purposes of the above, a gift of ordinary shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

        For purposes of Dutch gift or Dutch inheritance taxes, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands, inter alia, if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual's death. Additionally, for purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency in the Netherlands.

Value Added Tax

        No Dutch value added tax will arise in respect of payments in consideration for the issue, acquisition, ownership and disposal of ordinary shares, other than value added taxes on fees payable in respect of services not exempt from Dutch value added tax.

Other Taxes and Duties

        No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar tax or duty will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the ordinary shares.

Residence

        A Shareholder will not become resident, or deemed resident in the Netherlands for Dutch tax purposes by reason only of holding the ordinary shares.

Material U.S. Federal Income Tax Considerations

        The following general summary of the material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of our ordinary shares is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to our ordinary shares.

        This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, final, temporary and proposed U.S. Treasury Regulations, administrative rulings and judicial decisions, in each case as available on the date of this annual report. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        This section summarizes the material U.S. federal income tax considerations to U.S. holders, as defined below, of ordinary shares.

        This summary addresses only the U.S. federal income tax considerations for U.S. holders that acquire the ordinary shares at their original issuance and hold the ordinary shares as capital assets (generally, property held for investment). This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of the acquisition, ownership or disposition of the ordinary shares. This summary does not address tax considerations applicable to a holder of ordinary shares that may be subject to special tax rules including, without limitation, the following:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers or traders in securities, currencies, or notional principal contracts;

  •
  tax-exempt entities and retirement plans;

  •
  regulated investment companies;

  •
  persons that hold the ordinary shares as part of a hedge, straddle, conversion, constructive sale or similar transaction involving more than one position;

  •
  persons that hold the ordinary shares through partnerships, S corporations, or certain other pass-through entities;

  •
  holders (whether individuals, corporations or partnerships) that are treated as expatriates for some or all U.S. federal income tax purposes;

  •
  dealers in stock, securities or currencies, brokers;

  •
  real estate investment trusts;

  •
  holders that own (or are deemed to own) 10% or more of our voting shares; and

  •
  holders that have a "functional currency" other than the U.S. dollar.

        Further, this summary does not address alternative minimum tax considerations or the considerations applicable to the holders of equity interests in entities that own our ordinary shares. In addition, this discussion does not consider the U.S. tax consequences to holders of ordinary shares that are not "U.S. holders" (as defined below).

        For the purposes of this summary, a "U.S. holder" is a beneficial owner of ordinary shares that is (or is treated as), for U.S. federal income tax purposes:

  •
  an individual who is either a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership holds ordinary shares, the tax treatment of a partner therein will generally depend upon the status of the partner and upon the activities of the partnership. A holder of ordinary shares that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares.

        We will not seek a ruling from the U.S. Internal Revenue Service, or IRS, with regard to the U.S. federal income tax treatment of an investment in our ordinary shares, and we cannot provide assurance that the IRS will agree with the conclusions set forth below.

Distributions

        Subject to the discussion under "Passive foreign investment company considerations" below, the gross amount of any distribution (including any amounts withheld in respect of Dutch withholding tax) actually or constructively received by a U.S. holder with respect to ordinary shares will be taxable to the U.S. holder as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend paid in non-U.S. currency must be included in a U.S. holder's income as a U.S. dollar amount based on the exchange rate in effect on the date such dividend is actually or constructively received, regardless of whether the dividend is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. holder generally will not recognize a foreign currency gain or loss. If the non-U.S. currency is converted into U.S. dollars on a later date, however, the U.S. Holder must include in income any gain or loss resulting from any exchange rate fluctuations. Such gain or loss will generally be ordinary income or loss and will be from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if our company pays dividends in non-U.S. currency. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. The U.S. holder will not be eligible for any dividends-received deduction in respect of the dividend otherwise allowable to corporations.

        Under the Code and subject to the discussion below regarding the "Medicare tax," qualified dividends received by non-corporate U.S. holders (i.e., individuals and certain trusts and estates) are subject to a maximum income tax rate of 20%. This reduced income tax rate is applicable to dividends paid by "qualified foreign corporations" to such non-corporate U.S. holders that meet the applicable requirements, including a minimum holding period (generally, at least 61 days during the 121-day period beginning 60 days before the ex-dividend date). We expect to be considered a qualified foreign corporation under the Code. Accordingly, dividends paid by us to non-corporate U.S. holders with respect to shares that meet the minimum holding period and other requirements are expected to be treated as "qualified dividend income." However, dividends paid by us will not qualify for the 20% maximum U.S. federal income tax rate if we are treated, for the tax year in which the dividends are paid or the preceding tax year, as a "passive foreign investment company" for U.S. federal income tax purposes, as discussed below.

        Dividends received by a U.S. holder with respect to ordinary shares generally will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. Subject to applicable conditions and limitations, and subject to the discussion in the next paragraph, any Dutch income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute "passive category income" (but, in the case of some U.S. holders, may constitute "general category income").

        Upon making a distribution to shareholders, we may be permitted to retain a portion of the amounts withheld as Dutch dividend withholding tax. See "—Taxation in the Netherlands—Dividend Withholding Tax—General." The amount of Dutch withholding tax that we may retain reduces the amount of dividend withholding tax that we are required to pay to the Dutch tax authorities but does not reduce the amount of tax we are required to withhold from dividends paid to U.S. holders. In these circumstances, it is likely that the portion of dividend withholding tax that we are not required to pay to the Dutch tax authorities with respect to dividends distributed to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes.

Sale or Other Disposition of Ordinary Shares

        A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those ordinary shares. Subject to the discussion under "Passive foreign investment company considerations" below, this gain or loss will generally be a capital gain or loss and will generally be treated as from sources within the United States. Such capital gain or loss will be treated as long-term capital gain or loss if the U.S. holder has held the ordinary shares for more than one year at the time of the sale or exchange. Long-term capital gains of non-corporate holders may be eligible for a preferential tax rate; the deductibility of capital losses is subject to limitations. A U.S. holder that receives non-U.S. currency on the disposition of our ordinary shares will realize an amount equal to the U.S. dollar value of the foreign currency received on the date of disposition (or in the case of cash basis and electing accrual basis taxpayers, the settlement date) whether or not converted into U.S. dollars at that time. Very generally, the U.S. holder will recognize currency gain or loss if the U.S. dollar value of the currency received on the settlement date differs from the amount realized with respect to the ordinary shares. Any currency gain or loss on the settlement date or on any subsequent disposition of the foreign currency generally will be U.S. source ordinary income or loss.

  Medicare Tax

        A "United States person," within the meaning of the Code, that is an individual, an estate or a nonexempt trust is generally subject to a 3.8% surtax on the lesser of (i) the United States person's "net investment income" for the year and (ii) the excess of the United States person's "modified adjusted gross income" for that year over a threshold (which, in the case of an individual, will be between $125,000 and $250,000, depending on the individual's U.S. tax filing status). A U.S. holder's net investment income generally will include, among other things, dividends on, and gains from the sale or other taxable disposition of, our ordinary shares, unless (with certain exceptions) those dividends or gains are derived in the ordinary course of a trade or business. Net investment income may be reduced by deductions properly allocable thereto; however, the U.S. foreign tax credit may not be available to reduce the surtax.

        Passive foreign investment company considerations.    A corporation organized outside the United States generally will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which either: (i) at least 75% of its gross income is passive income, or (ii) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest, as determined by the value of such corporation, must be taken into account. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

        We believe that we were a PFIC for the 2016 taxable year and that we were not a PFIC for the 2017 or 2018 taxable years. As of the date of this prospectus supplement we do not expect to be a PFIC for the 2019 taxable year. Based on our estimated gross income, the average value of our gross assets, and the nature of the active businesses conducted by our "25% or greater" owned subsidiaries, we do not expect that we will be classified as a PFIC in the 2019 taxable year. Our status as a PFIC for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares, which is likely to fluctuate and may fluctuate considerably given that market prices of technology companies have been especially volatile. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend our cash.

        If we are a PFIC for any taxable year during which a U.S. holder held ordinary shares, under the "default PFIC regime" (i.e., in the absence of one of the elections described below) gain recognized by the U.S. holder on a sale or other disposition (including a pledge) of the ordinary shares would be allocated ratably over the U.S. holder's holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for that taxable year. Similar rules would apply to the extent any distribution in respect of ordinary shares exceeds 125% of the average of the annual distributions on ordinary shares received by a U.S. holder during the preceding three years or the holder's holding period, whichever is shorter. It should be noted that, until such time as we make a distribution, there are no tax consequences under the default PFIC regime to U.S. holders. However, if we ever did make a distribution it would in all likelihood be an excess distribution (because we would not have previously made any distributions to holders of ordinary shares). At that point, and for all subsequent distributions, the rules described above would apply to U.S. holders. U.S. holders should also be aware that a foreign company that becomes a PFIC while a U.S. shareholder owns stock in the company remains a PFIC with respect to that shareholder for as long as the shareholder holds the stock (even if the company is at some point no longer classified as a PFIC), unless the shareholder had made an appropriate election or a purging election. Accordingly, even though our PFIC status may have no immediate impact on a U.S. holder's U.S. tax liability (if we do not make any distributions or if we do not have any net earnings or capital gains), the U.S. holder's future tax liability as a shareholder in our company may be affected by elections that the U.S. holder makes (or is unable to make) today. For this reason, it is important for U.S. holders to consult their own tax advisors about the consequences of PFIC status.

        In the event we are treated as a PFIC, the tax consequences under the default PFIC regime described above could be avoided by either a "mark- to-market" or "qualified electing fund" election. As long as our ordinary shares are regularly traded on the Nasdaq Global Select Market or another "qualified exchange," a U.S. holder making a mark-to-market election generally would not be subject to the PFIC rules discussed above, except with respect to any portion of the holder's holding period for our ordinary shares that precedes the effective date of the election. Instead, the electing holder would include in ordinary income, for each taxable year in which we were a PFIC, an amount equal to any excess of: (a) the fair market value of the ordinary shares as of the close of such taxable year over (b) the electing holder's adjusted tax basis in such ordinary shares. In addition, an electing holder would be allowed a deduction in an amount equal to the lesser of (y) the excess, if any, of (i) the electing holder's adjusted tax basis in the ordinary shares over (ii) the fair market value of such ordinary shares as of the close of such taxable year or (z) the excess, if any, of (i) the amount included in ordinary income because of the election for prior taxable years over (ii) the amount allowed as a deduction because of the election for prior taxable years. The election would cause adjustments in the electing holder's tax basis in the ordinary shares to reflect the amount included in gross income or allowed as a deduction because of the election. In addition, upon a sale or other taxable disposition of ordinary shares, an electing holder would recognize ordinary income or loss (not to exceed the excess, if any, of (1) the amount included in ordinary income because of the election for prior taxable years over (2) the amount allowed as a deduction because of the election for prior taxable years).

        Alternatively, a U.S. holder making a valid and timely "QEF election" generally would not be subject to the default PFIC regime discussed above. Instead, for each PFIC year to which such an election applied, the electing holder would be subject to U.S. federal income tax on the electing holder's pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts were actually distributed to the electing holder. However, because we do not intend to prepare or provide the information that would permit the making of a valid QEF election, that election will not be available to U.S. holders.

        If we were considered a PFIC for the current taxable year or any future taxable year, a U.S. holder would be required to file annual information returns for such year, whether or not the U.S. holder disposed of any ordinary shares or received any distributions in respect of ordinary shares during such year.

Backup Withholding and Information Reporting

        U.S. holders generally will be subject to information reporting requirements with respect to dividends on ordinary shares and on the proceeds from the sale, exchange or disposition of ordinary shares that are paid within the United States or through U.S.-related financial intermediaries, unless the U.S. holder is an "exempt recipient." In addition, U.S. holders may be subject to backup withholding (currently at a 24% rate) on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or applicable successor form) or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

        The Company and the underwriters named below have entered into an underwriting agreement with respect to the ordinary shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ordinary shares indicated in the following table. Goldman Sachs & Co. LLC and SVB Leerink LLC are the representatives of the underwriters.

Underwriters	Number of Ordinary Shares
Goldman Sachs & Co. LLC
SVB Leerink LLC
Stifel, Nicolaus & Company, Incorporated
Cantor Fitzgerald & Co.
SunTrust Robinson Humphrey, Inc.
H.C. Wainwright & Co., LLC
Total

        The underwriters are committed to take and pay for all of the ordinary shares being offered, if any are taken, other than the ordinary shares covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional $30,000,000 of ordinary shares from the Company to cover sales by the underwriters of a greater number of ordinary shares than the total number set forth in the table above. They may exercise that option for 30 days. If any ordinary shares are purchased pursuant to this option, the underwriters will severally purchase ordinary shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional ordinary shares.

Paid by the Company	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $380,000. We also have agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        Ordinary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount of up to $            per ordinary share from the initial public offering price. After the initial offering of the ordinary shares, the representatives may change the offering price and the other selling terms. The offering of the ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We, our executive officers and directors and certain of our existing security holders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. These restrictions are subject to certain exceptions, including, among others, to sales made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act, existing as of the date of this prospectus supplement, which sales may include up to 55,000 ordinary shares, in aggregate, by certain of our executive officers, including our chief executive officer, subject to certain price and volume-based limitations. Furthermore, each of our executive officers and directors is permitted to sell up to 4,900 ordinary shares in order to cover tax liabilities resulting from the vesting of restricted stock units during the 90-day restricted period. This agreement does not apply to any existing employee benefit plans.

        In connection with the offering, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional ordinary shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional ordinary shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's ordinary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Member State") no ordinary shares have been offered or will be offered to the public in that Member State, except that an offer to the public in that Member State of our ordinary shares may be made at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of ordinary shares shall result in a requirement for the publication by us or of a prospectus pursuant to Article 3(1) of the Prospectus Regulation.

        For the purposes of this provision, the expression an "offer to the public" in relation to our ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our ordinary shares to be offered so as to enable an investor to decide to purchase our ordinary shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Canada

        The ordinary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the

SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the ordinary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

        The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The ordinary shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

 LEGAL MATTERS

        Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus supplement and other legal matters will be passed upon for us by Rutgers Posch Visée Endedijk N.V., Amsterdam, the Netherlands. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is U.S. counsel and NautaDutilh N.V., Amsterdam, the Netherlands is Dutch counsel for the underwriters in connection with this offering.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the ordinary shares we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.uniqure.com. The information on our website is not part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC will update and supersede this information. The SEC's Internet site can be found at http://www.sec.gov.

        We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the ordinary shares covered by this prospectus supplement (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019, as amended on April 29, 2019;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on April 29, 2019 and July 29, 2019, respectively;

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  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2019, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018;

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  our Current Reports on Form 8-K filed with the SEC on January 22, 2019, February 4, 2019, February 8, 2019, February 27, 2019, April 9, 2019, April 29, 2019, May 2, 2019, May 7, 2019, May 10, 2019, May 22, 2019, June 24, 2019, July 9, 2019, August 26, 2019 and September 3, 2019 (in each case, except for information contained therein which is furnished rather than filed); and

  •
  the description of our ordinary shares contained in our registration statement on Form 8-A as filed with the SEC on January 31, 2014, as updated or amended in any amendment or report filed for such purpose.

        We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement and the accompanying prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number: uniQure Investor Relations, 113 Harwell Avenue, Lexington, MA 02421, telephone number +1.339.970.7000.

        In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

Ordinary Shares offered by uniQure N.V.
Warrants
Rights
Debt Securities
Purchase Contracts
Units
Ordinary Shares by Selling Shareholders

        From time to time, we may offer, issue and sell any combination of the securities described in this prospectus in one or more offerings, or a selling shareholder or shareholders may offer ordinary shares for sale under this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

        This prospectus provides a general description of the securities we may offer. Each time we or a selling shareholder offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Our ordinary shares are listed on The NASDAQ Global Market under the symbol "QURE." On June 13, 2018, the last reported sales price of our ordinary shares was $35.40 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        We or a selling shareholder will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or option to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 14, 2018

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell any combination of the securities described in this prospectus and our selling shareholders may sell their ordinary shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information By Reference," before investing in any of the securities offered.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless otherwise mentioned or unless the context indicates otherwise, as used in this prospectus, the terms "uniQure," the "Company," "we," "us" and "our" refer to uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands, together with its subsidiaries.

        This prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

        We are a leader in the field of gene therapy, seeking to develop single treatments with potentially curative results for patients suffering from genetic and other devastating diseases. We are advancing a focused pipeline of innovative gene therapies that have been developed both internally and through partnerships, such as our collaboration with Bristol Myers-Squibb focused on cardiovascular diseases. We have established clinical proof-of-concept in our lead indication, hemophilia B, and achieved preclinical proof-of-concept in Huntington's disease. We believe our gene therapy technology platform and manufacturing capabilities provide us distinct competitive advantages, including the potential to reduce development risk, cost and time to market. We produce our adeno-associated virus ("AAV")-based gene therapies in our own facilities with a proprietary, commercial-scale, current good manufacturing practices ("cGMP") compliant, manufacturing process. We believe our Lexington, Massachusetts-based facility is one of the world's leading, most versatile, gene therapy manufacturing facilities.

  Hemophilia B program (AMT-061)

        We plan to expeditiously advance AMT-061, which combines an AAV5 vector with the Factor IX ("FIX") Padua mutant, into a pivotal trial in 2018 for patients with severe and moderately-severe hemophilia B. The study is expected to be an open-label, single-dose, multi-center, multi-national trial investigating the efficacy and safety of AMT-061 administered to adult patients with severe or moderately severe hemophilia B. Patients will serve as their own control, with a baseline established during a six-month observational lead-in phase prior to treatment with AMT-061. Concurrent with the start of the six-month lead-in phase of the pivotal trial, a short dose-confirmation study is expected to be conducted in approximately three patients administered with a single intravenous ("IV") dose of AMT-061 at 2 × 1013 gc/kg. Patients will be evaluated for a period of approximately six weeks to assess FIX activity levels and confirm the dose. No lead-in phase is required for the dose confirmation study and patients will continue to be followed longer term. We received Breakthrough Therapy Designation from the U.S. Food and Drug Administration ("FDA") for AMT-061 in January 2017, and PRIME designation from the European Medicines Agency ("EMA") in April 2017.

        We believe that AMT-061 leverages AAV5's favorable tolerability and immunogenicity results. AAV5-based gene therapies have been demonstrated to be generally safe and well-tolerated in a multitude of clinical trials, including three uniQure trials conducted in 22 patients in hemophilia B and other indications. In contrast to data reported using other AAV capsids delivered systemically via IV infusion, no patient treated in clinical trials with our AAV5 gene therapies has experienced any confirmed, T-cell-mediated immune response to the capsid or material loss of FIX activity. An independent clinical trial has demonstrated that AAV5 has the lowest prevalence of preexisting neutralizing antibodies ("NAb") compared to other AAV vectors. Data from the Phase I/II trial of AMT-060, our prior product candidate for haemophilia B containing a different transgene, also demonstrated clinical proof-of-concept in the presence of preexisting NAb to AAV5, suggesting that nearly all hemophilia B patients may be eligible for treatment with AMT-061.

        During the first quarter of 2018, we successfully completed our comparability analysis of the manufacturing process, controls and methods used for AMT-060 with those used for AMT-061. An amendment to our previously accepted investigational new drug application ("IND") related to the dose-confirmation trial was submitted to the FDA during the first quarter of 2018. Product expected to be used in the dose-confirmation trial has been manufactured in our state-of-the-art Lexington, MA facility and achieved full quality release. We have also begun production of clinical material expected to be used in the pivotal trial. All clinical material is being produced utilizing cGMP.

  Huntington program (AMT-130)

        AMT-130 is our gene therapy candidate targeting Huntington's disease that utilizes an AAV carrying an engineered micro-RNA designed to silence the huntingtin gene. In September 2017 AMT-130 received orphan drug designation from the FDA and in January 2018 AMT-130 received orphan medical product designation from the EMA.

        We initiated our good laboratory practice ("GLP") toxicology study in non-human primates with AMT-130 in September 2017. We expect to complete this study and file an IND with the FDA in the second half of 2018.

Corporate Information

        uniQure was incorporated on January 9, 2012 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Our business was founded in 1998 and was initially operated through our predecessor company, Amsterdam Molecular Therapeutics (AMT) Holding N.V, or AMT. In 2012, AMT undertook a corporate reorganization, pursuant to which uniQure B.V. acquired the entire business and assets of AMT and completed a share-for-share exchange with the shareholders of AMT. Effective February 10, 2014, in connection with our initial public offering we converted into a public company with limited liability (naamloze vennootschap) and changed our legal name from uniQure B.V. to uniQure N.V.

        Our company is registered with the Dutch trade register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel en Fabrieken) in Amsterdam, the Netherlands under number 54385229. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is located at Paasheuvelweg 25a, Amsterdam 1105 BP, the Netherlands, and our telephone number is +31.20.240.6000.

        Our website address is www.uniqure.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Securities We May Offer

        We may offer debt securities, warrants, rights, purchase contracts, units, or ordinary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Selling Shareholders

        Information about selling shareholders, including their identities and the number of ordinary shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference into this prospectus. Such selling shareholders may include existing shareholders, our executive officers and our directors.

        Selling shareholders shall not sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

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  details regarding option to purchase additional securities, if any; and

  •
  the estimated net proceeds to us.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

        Forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "hopes," "may," "will," "plan," "intends," "estimates," "could," "should," "would," "continue," "seeks," "pro forma," or "anticipates," or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading "Risk Factors" in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

        The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

        Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, debt repayment, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short-term obligations of the U.S. government and its agencies.

        We will not receive any proceeds from the sale of ordinary shares in a secondary offering by any selling shareholders. The selling shareholders will pay any underwriting or broker discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the selling shareholders in disposing of the ordinary shares in a secondary offering. We will bear all other costs, fees, and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF ORDINARY SHARES

        The description below of our ordinary shares and provisions of our articles of association are summaries and are qualified by reference to our articles of association and the applicable provisions of Dutch law.

        The following description of the general terms and provisions of our ordinary shares is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association. Our articles of association have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and you should read the articles for provisions that may be important to you.

Authorized Ordinary Shares

        Our articles of association provide an authorized share capital of 60,000,000 ordinary shares, each with a nominal value per share of €0.05. As of June 13, 2018, we had 37,069,095 ordinary shares issued and outstanding. We do not have any preferred shares authorized or outstanding.

Form of Ordinary Shares

        We issue our ordinary shares in registered book-entry form and such shares are not certificated.

Issuance of Ordinary Shares

        We may issue ordinary shares subject to the maximum prescribed by our authorized share capital contained in our articles of association. Our board of directors has the power to issue ordinary shares if and only to the extent that the general meeting has designated to the board of directors such authority. Currently our articles of association provide for an authorized share capital which amounts to €3,000,000 and is divided into one class of shares, being 60,000,000 ordinary shares, each with a nominal value of €0.05 per share. A designation of authority to the board of directors to issue ordinary shares remains effective for the period specified by the general meeting and may be granted up to a maximum of five years from the date of designation. The general meeting may renew this designation annually.

        Without this designation, only the general meeting has the power to authorize the issuance of ordinary shares upon the proposal of the board of directors. Currently, our board of directors is authorized to issue ordinary shares until December 13, 2019 under the restrictions specified in our articles of association and the designation.

        In connection with the issuance of ordinary shares, at least the nominal value must be paid for such shares. No obligation other than to pay up the nominal amount of and any premium agreed upon a share may be imposed upon a shareholder against the shareholder's will, by amendment of the articles of association or otherwise. Subject to Dutch law, payment for shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by us.

        Any increase in the number of authorized ordinary shares and the introduction of different classes of shares would require the approval of an amendment to our articles of association in order to effect such increase or introduction. Such amendment would need to be made by a proposal of the board of directors and adoption by the shareholders at a general meeting by a majority vote.

NASDAQ Global Market Listing

        Our ordinary shares are listed on The NASDAQ Global Market under the symbol "QURE."

Comparison of Dutch corporate law and our Articles of Association and Delaware corporate law

        The following comparison between Dutch corporate law, which applies to us, and Delaware corporate law, the law under which many publicly listed companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and Delaware corporation law, including the Delaware General Corporation Law.

Corporate governance

Duties of directors

        The Netherlands.    We have a one tier board structure consisting of our executive directors and non-executive directors. Under the one-tier board structure, both the executive and non-executive directors will be collectively responsible for the management performed by the one-tier board and for the general policy and strategy of a company. The executive directors are responsible for the day-to-day management of a company. The non-executive directors are responsible for supervising the conduct of, and providing advice to, the executive directors and for providing supervision with respect to the company's general state of affairs. Each executive director and non-executive director has a duty to act in the corporate interest of the company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or split-up of a company, whereby the circumstances generally dictate how such duty is to be applied. Any resolution of the board regarding a significant change in the identity or character of a company requires shareholders' approval.

        Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director terms

        The Netherlands.    Under Dutch law, executive directors of a listed company are generally appointed for a term of a maximum of four years and reappointed for a term of a maximum of four years at a time. Non-executive directors of a listed company are generally appointed for a term of a maximum of four years and reappointed once for another term of a maximum of four years. Non-executive directors of a listed company may subsequently be reappointed for a term of a maximum of two years, which reappointment may be extended by at most two years. Our executive and non-executive directors are, in principle, appointed by the general meeting of shareholders upon the binding nomination of the non-executive directors.

        The general meeting of shareholders is entitled at all times to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such director by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company.

        Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by a company's certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on such a classified board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

        The Netherlands.    Under Dutch law, directors are appointed by the general meeting of shareholders. Under our articles of association, directors are, in principle, appointed by the general meeting of shareholders upon the binding nomination by the non-executive directors. However, the general meeting of shareholders may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company. If the general meeting of shareholders overrules the binding nomination, the non-executive directors must make a new nomination.

        Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

        The Netherlands.    Pursuant to Dutch law and our articles of association, directors may not take part in any discussion or decision-making that involves a subject or transaction in relation to which they have a personal direct or indirect conflict of interest with us. Our articles of association provide that if as a result thereof, the board is unable to act the resolution will be adopted by the general meeting of shareholders.

        Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

  •
  the material facts as to the director's relationship or interest are disclosed and a majority of disinterested directors consent;

  •
  the material facts are disclosed as to the director's relationship or interest and a majority of shares entitled to vote thereon consent; or

  •
  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Shareholder rights

Voting rights

        The Netherlands.    In accordance with Dutch law and our articles of association, each issued ordinary share confers the right to cast one vote at the general meeting of shareholders. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote. Dutch law does not permit cumulative voting for the election of executive directors and non-executive directors.

        For each general meeting of shareholders, a record date will be applied with respect to ordinary shares in order to establish which shareholders are entitled to attend and vote at a specific general meeting of shareholders. Such record date is set by the board. The record date and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the meeting.

        Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

        Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

        The Netherlands.    Pursuant to our articles of association, extraordinary general meetings of shareholders will be convened by the board or by those who are authorized by law or pursuant to our articles of association to do so. Pursuant to Dutch law, one or more shareholders representing at least one-tenth of the issued share capital of the company may request the Dutch courts to order that they be authorized by the court to convene a general meeting of shareholders. The court shall disallow the request if it does not appear that the applicants have previously requested the board to convene a general meeting of shareholders and the board has taken the necessary steps so that the general meeting of shareholders could be held within six weeks after the request.

        The agenda for a general meeting of shareholders must include such items requested by one or more shareholders representing at least 3% of the issued share capital of a company or such lower percentage as the articles of association may provide. Our articles of association do not state such lower percentage.

        Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC's proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation's securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

        The Netherlands.    Under Dutch law, the articles of association of a company may provide that shareholders' resolutions may be adopted in writing without holding a general meeting of shareholders, provided that the resolution is adopted unanimously by all shareholders that are entitled to vote. For a listed company, this method of adopting resolutions is not feasible.

        Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

        The Netherlands.    The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law a shareholder who for its own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber (Ondernemingskamer). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders.

        Furthermore, in accordance with Directive 2005/56/EC of the European Parliament and the Council of October 26, 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.

        Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder's shares, in connection with certain mergers and consolidations.

Shareholder suits

        The Netherlands.    In the event a third party is liable to a Dutch company, only a company itself can bring a civil action against that third party. An individual shareholder does not have the right to bring an action on behalf of a company. This individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such action collectively. A collective action can be instituted by a foundation or an association whose objective is to protect the rights of a group of persons having similar interests. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself—outside the collective action—institute a civil claim for damages.

        Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

        The Netherlands.    Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own share capital. Such company may, however, subject to certain restrictions under Dutch law and its articles of association, acquire shares in its own share capital. We may acquire fully paid-up shares in our own share capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and our articles of association, we may repurchase fully paid-up shares in our own share capital if (1) such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law and (2) we would not as a result of such repurchase hold more than 50% of our own issued share capital.

        Other than shares acquired for no valuable consideration, ordinary shares may only be acquired following a resolution of our board, acting pursuant to an authorization for the repurchase of shares granted by the general meeting of shareholders. An authorization by the general meeting of shareholders for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. Our board has been authorized, for a period of 18 months to be calculated from the date of the annual general meeting of shareholders held on June 13, 2018, to cause the repurchase of ordinary shares by us of up to 10% of our issued share capital, for a price per share between the nominal value of the ordinary shares and an amount of 110% of the highest price of the ordinary shares officially quoted on any of the official stock markets we are listed on during any of 30 banking days preceding the date the repurchase is effected or proposed.

        No authorization of the general meeting of shareholders is required if fully paid-up ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan, provided such ordinary shares are officially quoted on any of the official stock markets.

        Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover provisions

        The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:

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  the staggered four-year terms of our directors, as a result of which only approximately one-fourth of our non-executive directors will be subject to election in any one year;

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  a provision that our directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing more than half of our issued share capital; and

  •
  requirements that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our board.

        Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

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  Section 203 of the Delaware General Corporation Law prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock, within three years after the person becomes an interested stockholder, unless: the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

  •
  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and representatives of interested stockholders and shares owned by specified employee benefit plans; or

  •
  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

        A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of books and records

        The Netherlands.    Our board provides the shareholders, at the general meeting of shareholders, with all information that the shareholders require for the exercise of their powers, unless doing so would be contrary to an overriding interest of ours. Our board must give reason for electing not to provide such information on the basis of an overriding interest.

        Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation's books and records, for any proper purpose, during the corporation's usual hours of business.

Removal of directors

        The Netherlands.    Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company.

        Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (1) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive rights

        The Netherlands.    Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash). Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our board. The general meeting of shareholders may designate our board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

        At our annual general meeting of shareholders held on June 13, 2018, the general meeting of shareholders resolved to authorize our board for a period of 18 months with effect from the date of the meeting to restrict or exclude preemptive rights accruing to shareholders in connection with the issue of ordinary shares or rights to subscribe for ordinary shares.

        Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

        The Netherlands.    Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent that the shareholders' equity exceeds the amount of the paid-up and called-up part of the issued share capital of the company and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders' equity exceeds the amount of the paid-up and called-up part of the issued share capital of the company and the reserves that must be maintained under the law or the articles of association, as apparent from an interim statement of assets and liabilities.

        Under our articles of association, any amount of profit may be carried to a reserve as our board determines. After reservation by our board of any profit, the remaining profit will be at the disposal of the shareholders. Our corporate policy is to only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. However, our board is permitted to declare interim dividends without the approval of the general meeting of shareholders.

        Dividends will be made payable not later than thirty days after the date they were declared unless the body declaring the dividend determines a different date. Claims to dividends not made within five years and one day from the date that such dividends became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder vote on certain reorganizations

        The Netherlands.    Under Dutch law, the general meeting of shareholders must approve resolutions of the board relating to a significant change in the identity or the character of the company or the business of the company, which includes:

  •
  a transfer of the business or virtually the entire business to a third party;

  •
  the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

  •
  the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes, according to the last adopted annual accounts of the company.

        Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

        Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of directors

        The Netherlands.    Under Dutch law and our articles of association, we must adopt a remuneration policy for our directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of our non-executive directors. The remuneration of our executive directors will be determined by our non-executive directors with due observance of our remuneration policy; the remuneration of our non-executive directors will be determined by the board with due observance of our remuneration policy.

        Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to binding or advisory stockholder votes due to the provisions of U.S. federal securities and tax law, as well as stock exchange requirements.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. serves as transfer agent and registrar for our ordinary shares.

DESCRIPTION OF DEBT SECURITIES

        In this section, references to "holders" mean those who own debt securities registered in their own names on the books that uniQure N.V. or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and Settlement."

General

        The debt securities offered by this prospectus will be either senior or subordinated debt. Senior debt securities or subordinated debt securities may be convertible or exchangeable into our ordinary shares or other securities as described under "—Convertible or Exchangeable Securities" below. We will issue senior debt under a senior debt indenture, we will issue subordinated debt under a subordinated debt indenture and we will issue convertible debt securities under a convertible debt indenture. We sometimes refer to the senior debt indenture, the subordinated debt indenture and the convertible debt indenture individually as an indenture and collectively as the indentures. The indentures will be between us and a trustee. The terms of the indenture governing the convertible debt securities will be substantially similar to the terms of the indenture governing the senior debt securities described below, except that the indenture governing the convertible debt securities will include provisions with respect to the conversion of such convertible debt securities, omit certain provisions described under "—Defeasance" below, prohibit any modification to the terms of convertibility without the consent of the holders and permit any holder to institute action to enforce such terms of convertibility. The indentures are exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in "Where You Can Find Additional Information" or by contacting the indenture trustee.

        The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms which will be disclosed for a particular series of debt securities in a prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in a prospectus supplement. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

        The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title or designation of the offered debt securities;

  •
  whether the debt is senior or subordinated;

  •
  whether there is any collateral securing the debt securities;

  •
  whether the debt securities are convertible or exchangeable into other securities;

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  the aggregate principal amount offered and the authorized denominations;

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  the initial public offering price;

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  the maturity date or dates;

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  any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

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  whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any;

  •
  if the debt securities are floating rate debt securities, the method of calculating the interest rate;

  •
  if the debt securities are original issue discount debt securities, their yield to maturity;

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  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

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  if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

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  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  the terms and conditions on which the debt securities may be redeemed at the option of the Company;

  •
  any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

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  any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

  •
  the ranking of the specific series of debt securities relative to other outstanding indebtedness;

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  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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  the place where we will pay principal and interest;

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  additional provisions, if any, relating to the defeasance of the debt securities;

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  any United States federal income tax consequences, if material;

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  the dates on which premium, if any, will be paid;

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  our right, if any, to defer payment of interest and the maximum length of this deferral period;

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  any listing of the debt securities on a securities exchange; and

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  any other specific terms of the debt securities.

        We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement."

Senior Debt

        We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

        We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

        In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

        Senior debt means:

  •
  the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities and letters of credit;

  •
  all capitalized lease obligations;

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  all hedging obligations;

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  all obligations representing the deferred purchase price of property; and

  •
  all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

        but senior debt does not include:

  •
  subordinated debt securities; and

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  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Convertible Debt

        We will issue convertible debt securities under the convertible debt indenture. Convertible debt securities will be convertible into ordinary shares on the terms set forth in the convertible debt indenture. The convertible debt indenture will provide that the conversion price is subject to customary anti-dilution adjustments in connection with stock dividends, stock splits, stock combinations, reclassifications and other similar events.

Covenants

        Amalgamation and Sale of Assets.    We may not, in a single transaction or a series of related transactions:

  •
  consolidate, amalgamate or merge with or into any other person; or

  •
  directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

  •
  in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture;

  •
  immediately before and after giving effect to the transaction, no default on the debt securities exists; and

  •
  an officer's certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

        Other Covenants.    In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

  •
  our ability to incur indebtedness;

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  our ability to pay dividends, to repurchase or redeem our capital stock;

  •
  our ability to create dividend and other payment restrictions affecting our subsidiaries;

  •
  mergers and consolidations by us;

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  sales of assets by us;

  •
  our ability to enter into transactions with affiliates;

  •
  our ability to incur liens; and

  •
  our ability to enter into sale and leaseback transactions.

Modification of the Indentures

        Under the indentures, we and the indenture trustee may amend the indentures, without the consent of any holder of the debt securities to:

  •
  cure ambiguities, defects or inconsistencies;

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  comply with the covenants described under "—Amalgamation and Sale of Assets";

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  add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;

  •
  add any additional events of default for the benefit of the holders of all or a series of debt securities;

  •
  establish the form or terms of debt securities of any series;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  secure the debt securities of one or more series;

  •
  evidence the succession of another person to the Company and the assumption of the covenants in the indentures and in the debt securities by such successor; or any co-issuer of the debt securities;

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  add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

  •
  appoint a successor indenture trustee;

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  add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not affect the rights of the holders; or

  •
  conform any provision of the indentures to the description of securities contained in this prospectus or any similar provision in any prospectus supplement relating to an offer of a series of debt securities under the indentures.

        We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

  •
  extend the fixed maturity of any such debt securities;

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  reduce the rate or change the time of payment of interest on such debt securities;

  •
  reduce the principal amount of such securities or the premium, if any, on such debt securities;

  •
  change or waive the redemption provisions of such debt securities;

  •
  change any obligation of ours to maintain an office or agency;

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  reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

  •
  adversely affect in any material respect the ranking on such debt securities;

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  adversely affect in any material respect the right, if any, to convert such debt securities;

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  adversely affect any right of repayment or repurchase at the option of the holder;

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  reduce or postpone any sinking fund or similar provision;

  •
  change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

  •
  impair the right to sue for the enforcement of any payment on such debt securities;

  •
  reduce the percentage of debt securities of a series whose holders need to consent to the modification or a waiver; or

  •
  with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities, in a manner which adversely affects the holders.

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  our failure to pay required interest on any debt security of such series for 30 days;

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  our failure to pay principal or premium, if any, on any debt security of such series when due;

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  our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

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  our failure to perform for 30 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than the series at issue;

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  a breach by us of the covenant with respect to amalgamation and sale of assets;

  •
  our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $35,000,000; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not.

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

        No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under an indenture and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee satisfactory security or indemnity.

        If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

        Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium.

Defeasance

        After we have deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for U.S. Federal income tax purposes, we may elect to have our obligations discharged with respect to the outstanding debt securities of any series ("defeasance and discharge"). Defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

  •
  the rights of holders of the debt securities to receive principal, interest and any premium when due;

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  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

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  the rights, powers, trusts, duties and immunities of the indenture trustee; and

  •
  the defeasance provisions of the indenture.

        Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture ("covenant defeasance"). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under "Events of Default" will no longer constitute an event of default for that series.

Governing Law

        Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Payment and Paying Agents

        Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the corporate trust office of the indenture trustee. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the indenture trustee, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement applicable to the particular series of debt securities.

Transfer and Exchange

        Debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the corporate trust office of the indenture trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant indenture between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant indenture will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, in which the price of such warrants will be payable;

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  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of any material United States Federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the person receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

        The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the exercise price for the rights;

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  the number of rights issued to each securityholder;

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  the extent to which the rights are transferable;

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  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

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  the date on which the right to exercise the rights will commence and the date on which the right will expire;

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  the amount of rights outstanding;

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  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

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  the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of our ordinary shares at a future date or dates. The price per ordinary share and the number of ordinary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may require us to make periodic payments to holders or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The applicable prospectus supplement will describe the terms of the purchase contracts, including if applicable, any collateral arrangements.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more debt securities, purchase contracts, warrants, rights, ordinary shares or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange or the units.

CONVERTIBLE OR EXCHANGEABLE SECURITIES

        We may issue securities of the types described in this prospectus that are convertible or exchangeable into other securities described herein. The terms of such convertible or exchangeable securities will be set forth in a prospectus supplement.

SELLING SHAREHOLDERS

        This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in the prospectus as the "selling shareholders," of ordinary shares. The ordinary shares to be sold by the selling shareholders pursuant to this prospectus were or will be issued by us to the selling shareholders in transactions exempt from the registration provisions of the Securities Act pursuant to the exemption set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

        No selling shareholder will sell any ordinary shares pursuant to this prospectus until we have identified such selling shareholder and the ordinary shares being offered for resale by such selling shareholder in a prospectus supplement. The prospectus supplement for any offering by the selling shareholders of ordinary shares will include the following information:

  •
  the name of each participating selling shareholder;

  •
  the nature of any position, office, or other material relationship which each selling shareholder has had within the past three years with us or any of our predecessors or affiliates;

  •
  the number of ordinary shares held by each selling shareholder prior to the offering;

  •
  the number of ordinary shares to be offered for each selling shareholder's account; and

  •
  the number, and, if applicable, the percentage of ordinary shares held by each of the selling shareholders before and after completion of the sale of the maximum number of shares that may be offered by such selling shareholder under such prospectus supplements.

        Alternatively, we may provide this information in a post-effective amendment to the registration statement of which this prospectus forms a part or in a periodic or current report that we file pursuant to Section 13 or 15(d) of the Exchange Act and that is incorporated by reference into this prospectus. See "Incorporation of Certain Documents by Reference" for more information.

        We do not know when or in what amounts the selling shareholders may offer ordinary shares for sale of which selling shareholders will participate in any such offering. However, the selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

FORM, EXCHANGE AND TRANSFER

        We will issue only in registered form; no securities will be issued in bearer form. We will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under "Book-Entry Procedures and Settlement."

        If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

  •
  The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

  •
  You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

  •
  You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

  •
  If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

  •
  If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust & Clearing Corporation, or DTC, a securities depositary, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

        Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock (or in our case, ordinary shares) is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

        If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

 PLAN OF DISTRIBUTION

        We or the selling shareholder may offer the offered securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by ourselves directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

  •
  the type of securities to be offered;

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the purchase price of the offered securities and the proceeds to us from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed 8% of the gross proceeds of the offering;

  •
  the initial public offering price;

  •
  any discounts or concessions to be allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such offered securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        If a dealer is utilized in the sales of offered securities, we or the selling shareholder will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

        We or the selling shareholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or their affiliates) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such persons may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. Such persons will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

        We may sell our ordinary shares pursuant to dividend reinvestment, share purchase plans and similar plans in which our shareholders as well as other investors may participate. Purchasers of shares under such plans may, upon resales, be deemed to be underwriters. These shares may be resold in market transactions (including coverage of short positions), in privately negotiated transactions or otherwise. Ordinary shares sold under any such plans may be issued at a discount to the market price of the ordinary shares. The difference between the price owners who may be deemed to be underwriters pay us for our ordinary shares acquired under any such plan, after deduction of the applicable discount from the market price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions or fees received by these owners in connection with such transactions.

        We may also issue our ordinary shares to officers, directors, employees, consultants, agents or other persons pursuant to awards made under our equity incentive plans. Such ordinary shares may be resold by our officers and directors under this prospectus as indicated in a prospectus supplement.

        We or the selling shareholder may loan ordinary shares to underwriters, agents and others, pursuant to share lending agreements, which may be offered for sale in transactions, including block sales, on any securities exchange, market or trading facility.

        We or the selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        Offered securities may be sold directly by us or the selling shareholder to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, we or the selling shareholder(s) will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

        In addition, ordinary shares may be issued in exchange for debt securities.

        Each series of offered securities, other than the ordinary shares which are listed on the Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Underwriters, dealers, agents and remarketing firms may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Morgan, Lewis & Bockius UK LLP. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Rutgers Posch Visée Endedijk N.V., Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

        We maintain a website at www.uniqure.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

        The following documents are incorporated by reference into this document:

  •
  our Form 8-A filed with the SEC on January 31, 2014;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the SEC on March 14, 2018;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and filed with the SEC on April 30, 2018;

  •
  our Current Reports on Form 8-K filed on April 30, 2018, May 3, 2018 and May 3, 2018.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in these documents updates and supplements the information provided in this prospectus. Any statements in these documents will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 113 Hartwell Avenue, Lexington, MA 02421, or telephoning us at +1.339.970.7000.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

$200,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC	SVB Leerink	Stifel

Cantor	SunTrust Robinson Humphrey

H.C. Wainwright & Co.